FOR IMMEDIATE RELEASE

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Contact:	Brian Dolezal, TateAustin for Grande	Martha Smiley, Grande
	(512) 344-2035 or 619-6742	(512) 878-5446
	bdolezal@tateaustin.com	martha.smiley@corp.grandecom.com

Grande BOARD launches search for new ceo

CEO Bill Morrow Resigns, Scott Ferguson to be Named Interim CEO

SAN MARCOS, Texas - July 5, 2005 - At an upcoming meeting of its board, Grande Communications® directors are expected to begin a national search for a new chief executive officer after accepting the resignation of CEO Bill Morrow who has stepped down after five years at the helm. Directors are prepared to name Scott Ferguson as interim CEO. Ferguson previously served as Executive Vice President of Grande and was a member of the company’s founding management team.

“Bill’s entrepreneurial drive since startup has required working at an intense pace and it helped us build a strong foundation,” said Grande board chair James Mansour. “That foundation centers upon Grande’s guiding principles of passion and commitment to customers and the communities we serve. The people of Grande continue to grow a great company dedicated to those values as we look to new leadership.”

Morrow’s plans include continued service to Grande for special projects, including representation of Grande’s interests in the ongoing activities during the Texas legislative session and as a member of the company’s board of directors.

About Scott Ferguson

W.K.L. “Scott” Ferguson is a co-founding shareholder of Grande Communications®, joining the founding group in late 1999. As executive vice president of retail services for Grande, Ferguson led retail sales and marketing, retail customer support and retail general management. Prior to Grande, Ferguson was a founding partner and senior vice president of PrimeOne, L.P., a broadband video services company. Ferguson shaped operating, sales and customer service strategy for Bell South, SBC and SNET broadband trials and businesses. He played a key role in the purchase and operation of a wireless broadband business from PacTel/SBC in 1998 and helped orchestrate the eventual sale of the company to MCI/WorldCom in 1999.

Prior to that position, Ferguson served in various capacities at Prime Cable, a cable MSO based in Austin, including vice president of administrative services and vice president of operations. Prior to Prime Cable, he worked for Tenneco, Inc. in the corporate finance and investor relations groups as well as Arthur Young & Co. where he focused in tax practice. He is a certified public accountant and a graduate of the University of Texas at Austin, where he earned his Bachelor of Business Administration degree in Finance and an MBA in Accounting and Finance.

About Grande Communications® (www.grandecom.com)

Headquartered in San Marcos, Grande Communications® is building a deep-fiber broadband network to homes and businesses from the ground up. Grande delivers high-speed Internet, local and long-distance telephone, digital cable and wireless home security services over its own advanced network to communities in Texas. Grande’s bundled service area includes portions of Austin, Corpus Christi, suburban northwest Dallas, Midland, Odessa, San Antonio, San Marcos and Waco. Grande also leverages its telephony and data infrastructure by serving enterprises and communications carriers nationwide with broadband transport services and network services.

Grande’s Network Service products provide one of the country’s most advanced voice, data and private line/metro networks to inter-exchange carriers, Bell operating companies, CLECs, ISPs and other next-generation service providers. Grande’s voice network terminates traffic worldwide, offering both traditional and IP-based services; its managed modem network provides coverage nationwide; and its private line and metropolitan networks provide optical services in Texas and surrounding states. Grande’s 3,100-fiber-mile network incorporates SONET-based technology for protection, diversity and optimal performance.

This press release may contain forward-looking statements relating to Grande operations that are based on its current expectations, estimates and projections. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and could cause actual results and outcomes to be materially different. Such risks and uncertainties include those listed under the caption “Risk Factors” in Grande’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Grande undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.